UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2013 (July 16, 2013)

GARDNER DENVER, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000

Wayne, PA 19087

(Address of Principal Executive Offices)

(610) 249-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 16, 2013, at a special meeting (the “Special Meeting”) of shareholders of Gardner Denver, Inc. (the “Company”), the Company’s shareholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of March 7, 2013 (the “Merger Agreement”), by and among the Company, Renaissance Parent Corp., a Delaware corporation (“Parent”), and Renaissance Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Kohlberg Kravis Roberts & Co. L.P. At the Special Meeting, the Company’s shareholders also approved, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. Finally, the proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting was not submitted for a vote.

The approval to adopt the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the outstanding shares of the Company’s common stock as of the close of business on June 6, 2013, the record date for the Special Meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by the Company to its named executive officers in connection with the Merger required the affirmative vote of a majority of those shares of common stock represented in person or by proxy and voting on the proposal. The vote to approve such compensation was advisory only and the result is not binding on the Company or Parent and is not a condition to completion of the Merger.

The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 49,237,819 shares of the Company’s common stock, of which 38,247,028 shares, or approximately 77.68% of the issued and outstanding shares, were represented either in person or by proxy. The final voting results with respect to each proposal are set forth below.

Proposal 1: Approval and Adoption of the Agreement and Plan of Merger

VOTES FOR	VOTES WITHHELD	ABSTENTIONS	BROKER NON-VOTES
37,058,734	618,172	570,122	~

Proposal 2: Advisory Vote to Approve Executive Compensation

VOTES FOR	VOTES WITHHELD	ABSTENTIONS	BROKER NON-VOTES
20,560,744	16,609,225	1,077,059	~

Item 8.01	Other Events.

On July 16, 2013, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.

Dated: July 17, 2013	/s/ Brent A. Walters
	Name:	Brent A. Walters
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary